EXHIBIT 99.1
Released on January 18, 2007, at 3:06 p.m. by PR Newswire
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Rod Marlow Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS 2006 FOURTH QUARTER AND ANNUAL EARNINGS
     ATLANTA, GA (January 18, 2007) — Fidelity Southern Corporation (“Fidelity”) (NASDAQ:LION) reported net income of $2,898,000 for the fourth quarter of 2006 compared to $2,767,000 for the same quarter in 2005. Basic and diluted earnings per share for the fourth quarter of 2006 were $.31 compared to $.31 and $.30, respectively, for the same period in 2005.
     Net income for the year ended December 31, 2006, was $10,374,000 compared to $10,326,000 for 2005. Basic and diluted earnings per share for the year ended December 31, 2006 were $1.12 compared to $1.13 and $1.12, respectively, for the same period in 2005.
     As of December 31, 2006, total assets were $1.648 billion compared to $1.406 billion at December 31, 2005, a $242 million or 17.3% increase. In other year-ago comparisons, loans increased 21.1% to $1.331 billion, total loans, including loans held-for-sale, increased 22.9% to $1.389 billion, deposits increased 23.4% to $1.387 billion, and shareholders’ equity increased 9.1% to $95 million.
     Fidelity Chairman James B. Miller, Jr. said, “The focus in 2007 is on balancing growth, expenses, and capital with earnings. Earnings are anticipated to improve in the range of 15% in 2007 toward our long-term goal of 15% ROE.
     “Although managing the net interest margin has been a challenge in 2006, we continued to have exceptional balanced loan and deposit growth. Transaction accounts increased 27% through our deposit acquisition sales program. Two branches were opened in very good markets in Conyers and Sugarloaf. Two more branches are scheduled for Newnan and Stone Mountain.
     “All loan production areas, except mortgage lending, realized strong demand and substantial production with loans outstanding increasing 21%. The loan portfolio is well diversified among consumer, business, and real estate. The accelerated hiring of lenders, particularly in SBA and indirect automobile lending, continued throughout 2006. The expansion of these areas is now in balance with revenues and profits we have projected for 2007.”

Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 18, 2007

     Fidelity President H. Palmer Proctor, Jr. said, “Our hiring, marketing and branch expansion initiatives implemented during 2006 have been most successful, as reflected in strong loan and deposit growth, improving deposit mix and improvement in both net interest income and noninterest income.” He said, “We are particularly pleased with the growth in and results provided by our business lending, which we anticipate will provide increasing revenues in future periods.” He also said, “Credit quality remains strong, and we continue to monitor credit quality closely. We are cautiously optimistic regarding the strength of the metropolitan Atlanta economy, although we anticipate some moderation in our rate of loan growth during early 2007.”
     Net interest income for the fourth quarter and year ended December 31, 2006, increased $1.3 million and $4.2 million, or 12.5% and 10.7%, respectively, when compared to the same periods in 2005. These increases were driven by significant increases in average interest-earning assets, which more than offset a decline in the net interest margin. The net interest margin decreased by 11 basis points to 3.06% in the fourth quarter of 2006 compared to the same period in 2005. The net interest margin for the year ended December 31, 2006, was 3.10% compared to 3.17% for 2005.
     Total interest income for the fourth quarter and year ended December 31, 2006, increased $7.1 million and $23.8 million or 34.5% and 32.1%, respectively, compared to the same periods in 2005. The increases in interest income were due to 97 basis point and 98 basis point increases in the yield on average interest-earning assets and increases in average interest-earning assets of $217 million and $168 million, respectively, for the fourth quarter and year ended December 31, 2006, compared to the same periods in 2005.
     Interest expense for the fourth quarter and year ended December 31, 2006, increased $5.8 million and $19.6 million, or 56.6% and 56.5%, respectively, compared to the same periods in 2005. The increases in interest expense were primarily attributable to 118 basis point and 116 basis point increases in the cost of interest-bearing liabilities for the fourth quarter and year ended December 31, 2006, respectively, when compared to the same periods of 2005, and increases in the volume of average interest-bearing liabilities of $198 million and $159 million, respectively, over the same periods of 2005.
     The provisions for loan losses for the fourth quarter and year ended December 31, 2006, were $1.3 million and $3.6 million, respectively, compared to $400,000 and $2.9 million, respectively, for the same periods in 2005. Net charge-offs increased $47,000 to $904,000 and decreased $132,000 to $2.3 million, respectively, for the fourth quarter and year ended December 31, 2006, when compared to the same periods in 2005. The ratio of net charge-offs to average loans outstanding was .27% and .19%, respectively, for the fourth quarter and year ended December 31, 2006, compared to .31% and .23%, respectively, for the same periods in 2005. The allowance for loan losses as a percentage of loans decreased from 1.15% at December 31, 2005 to 1.05% at December 31, 2006 due in part to strong credit quality and low charge-offs. The increases in the provisions for loan losses for the fourth quarter and the year ended December 31, 2006, as compared to the same periods in 2005 are due in part to loan portfolio growth.

Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 18, 2007

     Noninterest income increased $740,000 or 20.8% to $4.3 million in the fourth quarter of 2006 compared to the same period in 2005. This increase was primarily due to an increase in revenue from SBA lending activities of $605,000 due to significant expansion of the SBA lending business and the hiring of seasoned lenders and an increase in service charges on deposit accounts of $99,000 due to increases in transaction accounts and activity due to the advertising and marketing program initiated in 2006 to attract those deposits.
     Noninterest income increased $1.4 million or 9.5% to $15.7 million for the year ended December 31, 2006, compared to the same period in 2005. This increase was due to the SBA lending business, generating an increase in revenues from those lending activities of $1.6 million.
     Noninterest expense for the fourth quarter and year ended December 31, 2006, increased $1.1 million or 12.1% to $10.4 million and $5.6 million, or 15.9%, to $40.6 million, respectively, when compared to the same periods of 2005. During the fourth quarter and year ended December 31, 2006, the increases in noninterest expenses compared to the same periods in 2005 were primarily related to salaries and benefits expense increases of $733,000 and $3.1 million, or 14.3% and 16.4%, respectively; advertising and promotion expense increases of $128,000 and $1.1 million, respectively; and other operating expense increases of $229,000 and $858,000, respectively. The increases in salaries and benefits expenses were primarily due to the addition of seasoned loan production and branch operations staff, including the significant expansion of the SBA Lending Department. The increases in advertising and promotion expenses were primarily related to the programs and processes to increase transaction accounts and deposits to build the relationship banking customer base. The increases in other operating expenses for 2006 were primarily related to business development, hiring costs, bank security costs, costs related to growing volumes of accounts and related transaction activity, and amortization expense related to the investment in Georgia low income housing tax credits, for which there was no comparable expense in the same periods of 2005.
     The effective income tax rate for the fourth quarter and year ended December 31, 2006, was 31.3% and 31.1%, respectively, compared to 34.2% and 34.5%, respectively, for the same periods in 2005. The decline in the effective income tax rate was in part the result of the purchase of Georgia low income housing tax credits during 2006.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides a wide range of banking, mortgage and investment services, and a credit related insurance product through 21 branches in Atlanta, Georgia, and an insurance office in Atlanta, Georgia. Mortgage and construction loans are also provided through offices in Jacksonville, Florida. Automobile loans and SBA loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the web site at www.FidelitySouthern.com .
     This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to present or future trends or factors generally

Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 18, 2007

affecting the banking industry and specifically affecting Fidelity’s operations, markets, and products. Without limiting the foregoing, the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons including, without limitation, changing events and trends that have influenced Fidelity’s assumptions. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity’s market, (vi) changes in fiscal, monetary, regulatory, and tax policies, (vii) changes in political, legislative, and economic conditions, (viii) inflation, (ix) greater loan losses than historic levels, and (x) failure to achieve the revenue increases expected to result from Fidelity’s recent expenditures in its transaction deposit, branching and lending businesses. Investors are encouraged to read the related section in Fidelity Southern Corporation’s 2005 Annual Report to Shareholders and the 2005 Annual Report on Form 10-K, including the “Risk Factors” set forth therein. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	QUARTERS ENDED		YEARS ENDED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	DECEMBER 31,		DECEMBER 31,
	2006	2005	2006	2005
INTEREST INCOME
LOANS, INCLUDING FEES	$25,622	$18,403	$89,477	$66,112
INVESTMENT SECURITIES	1,878	1,979	7,893	7,557
FEDERAL FUNDS SOLD AND BANK DEPOSITS	102	144	434	347

TOTAL INTEREST INCOME	27,602	20,526	97,804	74,016

INTEREST EXPENSE
DEPOSITS	13,960	8,335	45,351	27,948
SHORT-TERM BORROWINGS	483	423	2,623	1,593
SUBORDINATED DEBT	1,117	1,026	4,378	3,814
OTHER LONG-TERM DEBT	458	446	1,923	1,329

TOTAL INTEREST EXPENSE	16,018	10,230	54,275	34,684

NET INTEREST INCOME	11,584	10,296	43,529	39,332

PROVISION FOR LOAN LOSSES	1,300	400	3,600	2,900

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,284	9,896	39,929	36,432

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,092	993	4,207	4,059
OTHER FEES AND CHARGES	458	389	1,642	1,492
MORTGAGE BANKING ACTIVITIES	142	195	676	1,246
BROKERAGE ACTIVITIES	198	225	753	949
INDIRECT LENDING ACTIVITIES	970	941	4,136	3,995
SBA LENDING ACTIVITIES	917	312	2,147	559
BANK OWNED LIFE INSURANCE	288	301	1,109	946
SECURITIES GAINS, NET	—	—	—	32
OTHER OPERATING INCOME	226	195	1,029	1,061

TOTAL NONINTEREST INCOME	4,291	3,551	15,699	14,339

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	5,865	5,132	22,314	19,170
FURNITURE AND EQUIPMENT	636	706	2,636	2,733
NET OCCUPANCY	960	866	3,557	3,368
COMMUNICATION EXPENSES	396	358	1,548	1,392
PROFESSIONAL AND OTHER SERVICES	697	783	2,955	2,848
ADVERTISING AND PROMOTION	216	88	1,348	253
STATIONERY, PRINTING AND SUPPLIES	245	202	850	662
INSURANCE EXPENSES	73	67	299	372
OTHER OPERATING EXPENSES	1,268	1,039	5,061	4,203

TOTAL NONINTEREST EXPENSE	10,356	9,241	40,568	35,001

INCOME BEFORE INCOME TAX EXPENSE	4,219	4,206	15,060	15,770
INCOME TAX EXPENSE	1,321	1,439	4,686	5,444

NET INCOME	$2,898	$2,767	$10,374	$10,326

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE	$0.31	$0.31	$1.12	$1.13

DILUTED EARNINGS PER SHARE	$0.31	$0.30	$1.12	$1.12

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,282,164	9,208,245	9,268,132	9,176,771

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	9,290,880	9,233,070	9,279,520	9,223,723

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	DECEMBER 31,
	2006	2005
ASSETS

CASH AND DUE FROM BANKS	$32,659	$21,179
FEDERAL FUNDS SOLD	26,316	44,177

CASH AND CASH EQUIVALENTS	58,975	65,356
INVESTMENTS AVAILABLE-FOR-SALE	108,796	124,200
INVESTMENTS HELD-TO-MATURITY	33,182	38,333
INVESTMENT IN FHLB STOCK	4,834	4,919
LOANS HELD-FOR-SALE	58,268	30,608
LOANS	1,330,756	1,099,169
ALLOWANCE FOR LOAN LOSSES	(13,944)	(12,643)

LOANS, NET	1,316,812	1,086,526
PREMISES AND EQUIPMENT, NET	18,803	14,068
ACCRUED INTEREST RECEIVABLE	9,312	6,736
BANK OWNED LIFE INSURANCE	25,694	24,734
OTHER ASSETS	13,528	10,223

TOTAL ASSETS	$1,648,204	$1,405,703

LIABILITIES

DEPOSITS:
NONINTEREST BEARING DEMAND	$154,392	$120,970
INTEREST BEARING DEMAND/ MONEY MARKET	286,620	224,511
SAVINGS	182,390	176,760
TIME DEPOSITS, $100,000 AND OVER	276,536	225,162
OTHER TIME DEPOSITS	486,603	376,610

TOTAL DEPOSIT LIABILITIES	1,386,541	1,124,013

FEDERAL FUNDS PURCHASED	20,000	15,000
OTHER SHORT-TERM BORROWINGS	52,061	77,488
SUBORDINATED DEBT	46,908	46,908
OTHER LONG-TERM DEBT	37,000	48,000
ACCRUED INTEREST PAYABLE	7,042	4,469
OTHER LIABILITIES	4,005	3,086

TOTAL LIABILITIES	1,553,557	1,318,964

SHAREHOLDERS’ EQUITY

COMMON STOCK	44,815	44,178
TREASURY STOCK	—	(17)
ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	(1,590)	(1,434)
RETAINED EARNINGS	51,422	44,012

TOTAL SHAREHOLDERS’ EQUITY	94,647	86,739

TOTAL LIABILITIES AND SHARE- HOLDERS’ EQUITY	$1,648,204	$1,405,703

BOOK VALUE PER SHARE	$10.19	$9.39

SHARES OF COMMON STOCK OUTSTANDING	9,288,222	9,237,727

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

(DOLLARS IN THOUSANDS)	QUARTERS ENDED		YEARS ENDED
	DECEMBER 31,		DECEMBER 31,
	2006	2005	2006	2005
BALANCE AT BEGINNING OF PERIOD	$13,548	$13,100	$12,643	$12,174
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	—	282	1	385
SBA	—	—	67	—
REAL ESTATE-CONSTRUCTION	—	—	—	—
REAL ESTATE-MORTGAGE	2	46	5	160
CONSUMER INSTALLMENT	1,199	770	3,616	2,890

TOTAL CHARGE-OFFS	1,201	1,098	3,689	3,435
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	87	12	505	284
SBA	3	—	145	—
REAL ESTATE-CONSTRUCTION	—	—	—	—
REAL ESTATE-MORTGAGE	2	29	7	41
CONSUMER INSTALLMENT	205	200	733	679

TOTAL RECOVERIES	297	241	1,390	1,004

NET CHARGE-OFFS	904	857	2,299	2,431
PROVISION FOR LOAN LOSSES	1,300	400	3,600	2,900

BALANCE AT END OF PERIOD	$13,944	$12,643	$13,944	$12,643

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	0.27%	0.31%	0.19%	0.23%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	1.05%	1.15%	1.05%	1.15%

NONPERFORMING ASSETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	DECEMBER 31,
	2006	2005
NONACCRUAL LOANS	$4,587	$1,993
REPOSSESSIONS	937	819
OTHER REAL ESTATE	—	—

TOTAL NONPERFORMING ASSETS	$5,524	$2,812

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS AND REPOSSESSIONS	0.40%	0.25%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

(DOLLARS IN THOUSANDS)
			PERCENT CHANGE
	DECEMBER 31,
			Dec. 31, 2006/
	2006	2005	Dec. 31, 2005
COMMERCIAL, FINANCIAL AND AGRICULTURAL	$107,992	$88,532	21.98%
TAX-EXEMPT COMMERCIAL	14,969	7,572	97.69%
REAL ESTATE MORTGAGE — COMMERCIAL	163,275	104,996	55.51%

TOTAL COMMERCIAL	286,236	201,100	42.34%
REAL ESTATE-CONSTRUCTION	306,078	257,789	18.73%
REAL ESTATE-MORTGAGE	91,652	85,086	7.72%
CONSUMER INSTALLMENT	646,790	555,194	16.50%

LOANS	1,330,756	1,099,169	21.07%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	321	1,045	(69.28)%
SBA LOANS	14,947	3,563	319.51%
INDIRECT AUTO LOANS	43,000	26,000	65.38%

TOTAL LOANS HELD-FOR-SALE	58,268	30,608	90.37%

TOTAL LOANS	$1,389,024	$1,129,777

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEARS ENDED
	December 2006			December 2005
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income Taxable	$1,239,437	$88,884	7.17%	$1,073,127	$65,778	6.13%
Tax-exempt (1)	10,949	871	7.95%	6,898	484	7.02%

Total loans	1,250,386	89,755	7.18%	1,080,025	66,262	6.14%
Investment securities
Taxable	155,955	7,893	5.03%	156,917	7,557	4.82%
Tax-exempt	—	—	—	—	—	—

Total investment securities	155,955	7,893	5.03%	156,917	7,557	4.82%

Interest-bearing deposits	1,484	74	5.00%	1,033	32	3.12%
Federal funds sold	7,280	360	4.94%	9,505	315	3.31%

Total interest-earning assets	1,415,105	98,082	6.93%	1,247,480	74,166	5.95%

Cash and due from banks	22,411			21,775
Allowance for loan losses	(13,133)			(12,913)
Premises and equipment, net	15,516			13,539
Other real estate owned	80			528
Other assets	43,405			33,681

Total assets	$1,483,384			$1,304,090

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$234,871	$6,561	2.79%	$225,138	$4,044	1.80%
Savings deposits	177,505	7,328	4.13%	153,700	4,575	2.98%
Time deposits	683,074	31,462	4.61%	576,326	19,329	3.35%

Total interest-bearing deposits	1,095,450	45,351	4.14%	955,164	27,948	2.93%

Federal funds purchased	12,171	637	5.23%	6,340	223	3.51%
Securities sold under agreements to repurchase	28,954	928	3.21%	28,695	716	2.50%
Other short-term borrowings	25,337	1,058	4.17%	24,648	654	2.65%
Subordinated debt	46,908	4,378	9.33%	44,790	3,814	8.52%
Long-term debt	47,203	1,923	4.07%	37,027	1,329	3.59%

Total interest-bearing liabilities	1,256,023	54,275	4.32%	1,096,664	34,684	3.16%

Noninterest-bearing:
Demand deposits	127,978			117,531
Other liabilities	10,517			7,893
Shareholders’ equity	88,866			82,002

Total liabilities and shareholders’ equity	$1,483,384			$1,304,090

Net interest income / spread		$43,807	2.61%		$39,482	2.79%

Net interest margin			3.10%			3.17%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2006 and 2005 of $278,000 and $150,000 respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTERS ENDED
	December 2006			December 2005
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income Taxable	$1,345,851	$25,422	7.50%	$1,117,753	$18,316	6.50%
Tax-exempt (1)	14,111	296	8.32%	7,011	126	7.12%

Total loans	1,359,962	25,718	7.50%	1,124,764	18,442	6.51%

Investment securities
Taxable	148,757	1,878	5.05%	160,562	1,979	4.89%
Tax-exempt	—	—	—	—	—	—

Total investment securities	148,757	1,878	5.05%	160,562	1,979	4.89%

Interest-bearing deposits	1,596	22	5.35%	1,127	11	3.87%
Federal funds sold	6,079	80	5.24%	13,163	133	4.02%

Total interest-earning assets	1,516,394	27,698	7.25%	1,299,616	20,565	6.28%

Cash and due from banks	23,364			19,187
Allowance for loan losses	(13,752)			(13,199)
Premises and equipment, net	16,570			13,791
Other real estate owned	—			391
Other assets	45,567			38,468

Total assets	$1,588,143			$1,358,254

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$268,061	$2,303	3.41%	$214,706	$1,084	2.00%
Savings deposits	182,582	2,078	4.52%	173,743	1,524	3.48%
Time deposits	754,730	9,579	5.04%	609,736	5,727	3.73%

Total interest-bearing deposits	1,205,373	13,960	4.59%	998,185	8,335	3.31%

Federal funds purchased	10,843	152	5.57%	5,054	54	4.24%
Securities sold under agreements to repurchase	26,698	233	3.46%	38,748	291	2.98%
Other short-term borrowings	10,739	98	3.61%	12,457	78	2.47%
Subordinated debt	46,908	1,117	9.45%	46,908	1,026	8.70%
Long-term debt	44,837	458	4.05%	46,011	446	3.86%

Total interest-bearing liabilities	1,345,398	16,018	4.73%	1,147,363	10,230	3.55%

Noninterest-bearing:
Demand deposits	138,033			117,738
Other liabilities	12,183			8,545
Shareholders’ equity	92,529			84,608

Total liabilities and shareholders’ equity	$1,588,143			$1,358,254

Net interest income/spread		$11,680	2.52%		$10,335	2.73%

Net interest margin			3.06%			3.17%

(1)	Interest income includes the effect of taxable-equivalent adjustment for December 2006 and December 2005 of $95,000 and $39,000 respectively.